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                                                                     EXHIBIT 5.1

               [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

                               November 7, 1996


Scopus Technology, Inc.
1900 Powell Street, Suite 900
Emeryville, CA 94608

     Re:  Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 to be filed by you with the Securities and Exchange Commission (the "Commission") on or about November 5, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,300,000 shares of Common Stock, par value $0.001 per share, of Scopus Technology, Inc., a California corporation (the "Shares"), 1,150,000 shares of which are authorized but heretofore unissued and up to 1,150,000 shares of which will be sold by certain selling shareholders (including 300,000 shares subject to an over-allotment option to be granted to the underwriters). The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement filed as an exhibit thereto. As your counsel, we have examined the proceedings proposed to be taken in connection with said sale of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the sale of the Shares, the Shares, when issued and/or sold in the manner described in the Registration Statement and the Underwriting Agreement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                          Very truly yours,


                                      /s/ WILSON, SONSINI, GOODRICH & ROSATI
                                          Professional Corporation